UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

PRISM TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01        Entry Into a Material Definitive Agreement

On October 19, 2017, Prism Technologies Group, Inc. (“Prism”) entered into an Asset Purchase Agreement (“Agreement) with Amorphous Technologies International, Inc. (“ATI”) pursuant to which Prism will acquire from ATI certain intellectual property assets related to innovative uses for amorphous metals and Prism will issue to ATI shares of newly designated Series A Convertible Preferred Stock (“Asset Purchase Transaction”). The Asset Purchase Transaction will close on or about the second Business Day after the satisfaction or waiver of the closing conditions. Following the closing of the Asset Purchase Transaction, Prism will commercialize the acquired intellectual property assets to create new amorphous metal technology offerings for the consumer electronics, automotive and other business sectors (“Business”).

The Series A Convertible Preferred Stock is convertible into 56,750,000 shares of Prism Common Stock on the earlier to occur of i) the listing of the Corporation’s common stock on the Nasdaq Stock Market; ii) June 30, 2018; or iii) upon final resolution of the litigation titled Prism Technologies, LLC v. Sprint Spectrum LLC, d/b/a/ Sprint PCS. ATI and its affiliates are prohibited from selling or transferring the common stock for a period of six months without the written approval of Prism.

Right to Unwind. Prism will schedule a meeting of stockholders to: 1) approve an amendment to Prism’s certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 150,000,000, and 2) increase the number of directors from four to five. If the stockholder approval is not obtained by January 31, 2018, ATI has right to unwind the transactions. In addition, both parties have the right to unwind the transaction if they are unable to raise a minimum of $500,000 in capital by December 1, 2017 (“Minimum Funding Commitment”). If the transaction is unwound, Prism will (i) cancel all outstanding shares of the Series A Preferred Shares issued to ATI, (ii) reconvey the Purchased Assets to ATI, and (iii) cancel any associated, unfunded funding commitments.

Conditions to close. The transaction is subject to customary closing conditions. In addition, ATI and certain affiliates and subsidiaries are required to execute non-competition agreements that prohibit their involvement in a competing business for a period of five years. Prism is required to obtain signed voting and lock-up Agreements from persons holding not less than forty percent (40%) of the common stock of Prism’s outstanding as of the date of this Agreement. The Voting and Lock-Up Agreements require the holder to vote at the Prism stockholder meeting in favor of the proposals associated with the Asset Purchase Transaction. The holders also are prohibited from selling their shares for a period of six months.

Representations and Warranties. The Agreement contains customary representations and warranties by each party, including representations and warranties by ATI concerning the ownership and non-infringement of the Purchased Assets.

Covenants. As described above, Prism is required to seek stockholder approval of proposals related to the Asset Purchase Transaction. Prism and its Subsidiaries have agreed to not directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate the submission of any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, or (ii) participate in any discussions or negotiations, or furnish to any person any information, or cooperate with any person, with respect to any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal. Prism also must terminate any discussion or negotiation conducted prior to the date of the Asset Purchase Transaction. If an unsolicited acquisition proposal is received, Prism’s Board of Directors may change the its recommendation to stockholders if the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law.

Prism and ATI will cooperate to obtain the Minimum Funding Commitment from one or more third party investors. In consideration for the Minimum Funding Commitment, Prism will issue shares of its newly designated Series B Preferred Shares, which will be convertible into Prism’s common stock on such terms as Prism and ATI may mutually agree.

Prism will offer three year employment agreements to four current Prism employees, Gregory J. Duman, Gerald C. Korth, Steven J. Yasuda and L. Eric Loewe. The employment agreements provide for a reduced base salary until Prism has received a minimum of $3 million in capital. In addition to base salary, benefits and incentive compensation, the employment agreements will provide for the granting of options for the purchase of common stock to an aggregate maximum of 6,500,000 of Prism’s common stock, subject to approval by ATI.

Prism also agreed to cooperate fully with ATI to develop the Business, and Prism will continue its patent licensing business.. Any patent licensing revenues received before the conversion of the Series A Convertible Preferred Shares will be distributed to holders of Prism’s common stock, without regard to the potential conversion of Series A Convertible Preferred Shares or Series B Preferred Shares. Furthermore, Prism is not restricted from sublicensing, assigning or otherwise disposing of patent assets that are unrelated to the Business.

The foregoing summary of the terms of the Asset Purchase Agreement is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 10.11 to this Current Report on Form 8-K.

Item 3.02         Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of shares of Series A Convertible Preferred Stock pursuant to the Asset Purchase Agreement is incorporated by reference into this Item 3.02. The issuance of these securities is a condition to close the Asset Purchase Transaction and will be made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.       Other Events

On October 20, 2017, the Company issued a press release regarding the Asset Purchase Transaction, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.11	Asset Purchase Agreement dated October 19, 2017 between Prism Technologies Group, Inc. and Amorphous Technologies International, Inc.

99.1	Press release dated October 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: October 20, 2017	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary